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                                                                    EXHIBIT 5(b)

                       NEAL, GERBER & EISENBERG LETTERHEAD


                                  May 17, 2000

Union Tank Car Company
225 West Washington Street
Chicago, Illinois  60606

         Re:  Registration of Pass Through Certificates

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the filing by Union Tank Car Company, a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement, together with a registration statement previously filed by the Company (Registration No. 333-45105), relates to up to $302,148,000 in aggregate principal amount of Pass Through Certificates of the Company (the "Certificates"). The Certificates will be issued pursuant to the terms of the Pass Through Trust Agreement dated as of May 17, 2000, to be entered into between the Company and Bank One, National Association, as Pass Through Trustee (the "Pass Through Trustee"), the form of which has been filed as an exhibit to the Registration Statement (the "Pass Through Trust Agreement"), as it may be supplemented from time to time by a separate supplement for each series of Certificates (each, a "Supplement").

         As such counsel, we have examined the proposed form of the Pass Through Trust Agreement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the Pass Through Trust Agreement will, when executed and delivered, be substantially in the form submitted to us for examination, that the specific terms and provisions of each series of Certificates will be approved by or pursuant to appropriate action of the Board of Directors of the Company and that the Supplement for each such series of Certificates will be duly authorized, executed and delivered by the Company. As to any facts material to our opinion, we have relied upon statements, certificates and representations and warranties of the Company, and its officers, including representations and warranties contained in the Pass Through Trust Agreement.



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         Based upon and subject to the foregoing, it is our opinion that, assuming (i) the due authorization, execution and delivery of the Pass Through Trust Agreement and each applicable Supplement by each of the parties thereto (other than the Company), (ii) that the Pass Through Trust Agreement and each applicable Supplement have not been terminated, varied, transferred or assigned and (iii) the due authorization, execution, issue, delivery and authentication by the Pass Through Trustee of the Certificates to be issued under the Pass Through Trust Agreement and each applicable Supplement, in each case in accordance with the terms of the Pass Through Trust Agreement and each such Supplement, (A) each of the Pass Through Trust Agreement and each applicable Supplement, when duly executed and delivered, will constitute a valid and binding agreement of each of the parties thereto, and (B) the Certificates, when duly executed, delivered and authenticated by the Pass Through Trustee in accordance with the terms of the Pass Through Trust Agreement and each applicable Supplement and sold in accordance with the related purchase agreement or underwriting agreement between the Company and the purchasers or underwriters, as the case may be, named therein, will be validly issued, will constitute valid and binding obligations of the Pass Through Trustee in accordance with their respective terms and will be entitled to the benefits of the Pass Through Trust Agreement and each applicable Supplement in accordance with their respective terms and the terms of the Pass Through Trust Agreement and such Supplement.

         The foregoing opinions are subject, as to enforceability, to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         We are members of the Bar of the State of Illinois, and we express no opinion herein concerning any laws other than the law of the State of Illinois, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus relating to the Certificates that constitutes a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Neal, Gerber & Eisenberg

                                            NEAL, GERBER & EISENBERG